Exhibit 10.1

COST PLUS, INC.

2004 STOCK PLAN

NOTICE OF GRANT OF PERFORMANCE SHARES

Unless otherwise defined herein, the terms defined in the Cost Plus, Inc. (the “Company”) 2004 Stock Plan (the “Plan”) shall have the same defined meanings in this Notice of Grant.

Name of Grantee:

You have been granted Performance Shares under the Plan with a target award of              Performance Shares up to a maximum award of              Performance Shares. Each such Performance Share is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award. None of the Performance Shares will be issued (nor will you have the rights of a stockholder with respect to the underlying Shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Date of Grant:	April __, 2006

Performance Period:	The Company’s 2006 fiscal year ending February 3, 2007

Payment Date:	April __, 2009

Vesting Schedule:	The amount of your Performance Share Award up to the maximum set forth above shall be determined by the Administrator following the end of the Performance Period; provided, however, that in no event will the Performance Share Award vest unless you continue as a Service Provider through the Payment Date.

In the event your employment terminates due to your death or Disability during the Performance Period while you are a Service Provider, you or your estate or personal representative will be entitled to receive that number of Performance Shares that would have been earned and paid out had you remained a Service Provider through the Payment Date, pro-rated based on the amount of time you were a Service Provider during the Performance Period before your death or Disability. Such determination and payment of Performance Shares will be made as soon as reasonably practicable after the close of the Performance Period.

Subject to the foregoing acceleration provisions and any such provisions set forth in the Plan, in the event you cease to be a Service Provider for any or no reason before you earn the

Performance Shares pursuant to this Performance Share Award, the Performance Share Award and your right to acquire any Shares hereunder will immediately terminate.

Determination of Amount:	Provided that you are actively employed with the Company or any Parent or Subsidiary of the Company as of the Payment Date, you will be eligible to receive all or a portion of the Performance Share Award based upon the achievement by the Company in the Performance Period of Comparable Store Sales Growth and Income from Operations as defined and set forth on the Performance Share Payment Schedule contained in Appendix A. In no event will you receive any Performance Shares unless the Company achieves both minimum thresholds of Comparable Store Sales Growth and Income from Operations for the Performance Period. In no event will you receive more than the maximum number of Performance Shares set forth above.

You acknowledge and agree that this agreement and the vesting schedule set forth herein does not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship as a Service Provider at any time, with or without cause.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Notice of Grant, the Performance Share Payment Schedule attached as Appendix A hereto, the form of Performance Share Agreement attached as Appendix B hereto, and the Plan constitute your entire agreement with respect to this Award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

GRANTEE:	Cost Plus, Inc.

Signature	By

Print Name	Title

APPENDIX A

PERFORMANCE SHARE PAYMENT SCHEDULE1

Comparable Store Sales Growth for Fiscal Year 20062

Payout Level	Comparable Store Sales Growth	% of Target	Payout (% of Target)	Number of Shares Earned
Target				[ ]
Threshold				[ ]
[ ]
[ ]
[ ]
Maximum				[ ]

Income from Operations for Fiscal Year 20063

Payout Level	Income from Operations	Performance (% of Target)	Payout (% of Target)	Number of Shares Earned
Target				[ ]
Threshold				[ ]
[ ]
[ ]
[ ]
Maximum				[ ]

[1]	Results that fall between the listed numbers shall result in a payout based upon straight-line interpolation, rounded down to the nearest whole share.

[2]	Comparable store sales increase shall be the figure publicly announced by the Company for Fiscal Year 2006. A store is included in comparable store sales the first day of the fiscal month beginning with the 14th full fiscal month of sales and, to ensure a meaningful comparison, comparable store sales in fiscal 2006 shall be measured on a 53-week basis. This Performance Goal is an Annual Revenue target as defined in the Plan.

[3]	As reflected in the Company’s audited Consolidated Statement of Operations for Fiscal Year 2006. This Performance Goal is an Operating Income target as defined in the Plan.

APPENDIX B

PERFORMANCE SHARE AGREEMENT

COST PLUS, INC.

2004 STOCK PLAN

PERFORMANCE SHARE AGREEMENT

1. Grant. Cost Plus, Inc. (the “Company”) hereby grants to you, [Name] (the “Participant”) an award of Performance Shares, as set forth in the Notice of Grant of Performance Shares (the “Notice of Grant”) and subject to the terms and conditions in this Performance Share Agreement (the “Agreement”) and the Company’s 2004 Stock Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Company’s Obligation. Each Performance Share has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Performance Shares vest, the Participant will have no right to receive payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the Performance Shares awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant.

4. Forfeiture upon Termination as Service Provider. Subject to the vesting schedule specified in the Notice of Grant and any acceleration provisions set forth in the Plan, if the Participant terminates service as a Service Provider for any or no reason prior to vesting, the unvested Performance Shares awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares, provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such Performance Shares will be paid by reducing the number of vested Performance Shares actually paid to the Participant.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

8. No Guarantee of Continued Service. Participant acknowledges and agrees that the vesting of shares pursuant to the vesting schedule in the Notice of Grant is earned only by continuing as a Service Provider at the will of the Company (or the Parent or Subsidiary employing or retaining Participant) and not through the act of being hired, being granted this Performance Share Award or acquiring shares hereunder. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and will not interfere in any way with Participant’s right or the right of the Company (or the Parent or Subsidiary employing or retaining Participant) to terminate Participant’s relationship as a Service Provider at any time, with or without cause.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 200 Fourth Street, Oakland, CA 94607, Attn: [Stock Administration], or at such other address as the Company may hereafter designate in writing or electronically.

10. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.